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                                                                    Exhibit 23.5



The Board of Directors
Wireless Technology Corporations Limited:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG



Moscow, Russia
July 28, 1998